UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (July 14, 2009)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices)(Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2009, Energy Partners, Ltd. (the “Company”) designated Alan D. Bell as the Company’s principal executive officer. Mr. Bell, age 63, joined the Company in March 2009 as the Company’s Chief Restructuring Officer. Mr. Bell has extensive experience in the petroleum industry. Mr. Bell started his career as a production engineer from 1969 to 1972 for Chevron Oil Company in the Gulf of Mexico. He then spent 33 years with Ernst & Young auditing natural resource companies, dealing with the Securities and Exchange Commission and working with senior executives and boards of directors of public companies within the energy industry. At the time of his retirement in June 2006, Mr. Bell was the director of Ernst & Young LLP’s energy practice in the Southwest U.S. area, a position that he held for over 5 years. Mr. Bell earned a master’s degree in business from Tulane University and a bachelor’s degree in Petroleum engineering from the Colorado School of Mines, and is a certified public accountant licensed in Texas.

There are no arrangements or understandings between Mr. Bell and any other person pursuant to which he was selected as the Company’s principal executive officer. Mr. Bell does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Bell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also on July 14, 2009, the Company designated T.J. Thom as the Company’s principal financial officer. Ms. Thom, age 37, has previously undertaken certain financial duties in her current positions as Vice President, Treasurer and Investor Relations of the Company. Ms. Thom joined the Company in 2000 as a Senior Asset Management Engineer, and has since held the positions of Director of Corporate Reserves and Director of Investor Relations. Prior to joining the Company, Ms. Thom was a Senior Reservoir Engineer with Exxon Production Company and ExxonMobil Company. Ms. Thom holds a B.S. in Engineering from the University of Illinois and a M.B.A. in Management with a concentration in Finance from Tulane University.

There are no arrangements or understandings between Ms. Thom and any other person pursuant to which she was selected as the Company’s principal financial officer. Ms. Thom does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Thom has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2009
ENERGY PARTNERS, LTD.

	By:	/s/ John H. Peper
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary